EXHIBIT 99
THE DELAWARE COUNTY BANK AND
TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
Lewis Center, Ohio
FINANCIAL STATEMENTS
December 31, 2008 and 2007

Report of Independent Registered Public Accounting Firm
Administrative Committee
The Delaware County Bank & Trust Company
Employee 401(k) Retirement Plan
Lewis Center, Ohio
We have audited the accompanying statements of net assets available for benefits of The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan as of December 31, 2008 and 2007, and the related statements of changes in net assets available for benefits for the year ended December 31, 2008. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audits included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan as of December 31, 2008, and 2007, and the changes in its net assets available for benefits for the year ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 4, in 2008 the Plan changed its method of accounting for fair value measurements in accordance with Statement of Financial Accounting Standards No. 157.
The accompanying supplemental schedule is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.
/s/ BKD, LLP
Cincinnati, Ohio
June 23, 2009
Federal Employer Identification Number: 44-0160260

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
December 31, 2008 and 2007

	2008	2007

ASSETS
Investments at fair value (Note 4)	$3,595,765	$4,767,050
Cash	—	85

Total	3,595,765	4,767,135

Receivables:
Accrued income	3,721	3,662
Employer contributions	6,183	6,058
Employee contributions	17,282	19,062

Total receivables	27,186	28,782

Net assets available for benefits	$3,622,951	$4,795,917

See accompanying notes to financial statements.

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
Year ended December 31, 2008

2008
ADDITIONS
Additions to net assets attributed to:
Investment income
Interest and dividend income	105,703

Total investment income	105,703

Contributions received and receivable:
Employee	457,300
Employer	156,514

Total contributions	613,814

Total additions	719,517

DEDUCTIONS
Deductions from net assets attributed to:
Net depreciation in fair value of investments	(1,530,221)
Benefits paid directly to participants	(361,947)
Administrative Fees	(315)

Total deductions	(1,892,483)

Decrease in net assets available for benefits	(1,172,966)

Net assets available for benefits Beginning of year	4,795,917

End of year	$3,622,951

See accompanying notes to financial statements.

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007
NOTE 1 — DESCRIPTION OF PLAN
The following description of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (the “Plan”) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan’s provisions.
GENERAL: The Plan is a defined contribution plan covering all eligible employees of The Delaware County Bank and Trust Company, and its affiliates, DCB Insurance Services, LLC and DCB Title Services, LLC (collectively the “Company”). All employees who are at least 20 years of age and complete 6 months of service are eligible to be in the Plan. Each employee may enter the plan on the first day of the plan quarter following completion of the eligibility requirements. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.
CONTRIBUTIONS: Participants may make salary deferral contributions at their discretion up to and in accordance with applicable sections of the Internal Revenue Code. Participants direct the investment of their contributions into various investment options offered by the Plan. At the discretion of the Board of Directors, the Company matches the participants’ contributions up to a maximum of 6% of their annual compensation. During 2008, the Company’s matching contribution was 50% of employee contributions up to the maximum of 6% of annual compensation. In addition, the Board of Directors can provide for an additional Company contribution on a discretionary basis. In 2008 there was no additional discretionary contribution.
PARTICIPANT ACCOUNTS: Each participant’s account is credited with the participant’s own contributions, the Company’s contributions and Plan earnings and losses. Allocations of the Company contributions are based on participant compensation and 401(k) contributions. Earnings and losses are allocated based on account balances. The benefit to which a participant is entitled is the benefit that can be provided from the participant’s account.
RETIREMENT, DEATH AND DISABILITY: A participant is entitled to 100% of his or her account balance upon retirement, death, or disability.
VESTING: Participants are immediately vested in their salary deferral contribution and any earnings or losses thereon. Participants vest in Company contributions and earnings or losses thereon as follows:

YEARS OF SERVICE	VESTING PERCENTAGE
Less than 1	0%
More than 1 but less than 2	33%
More than 2 but less than 3	66%
3 or more	100%
(Continued)

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007
NOTE 1 — DESCRIPTION OF PLAN (Continued)
FORFEITURES: Forfeitures of terminated participants’ nonvested account balances are used to reduce employer contributions. As of December 31, 2008, there was $3,437 of forfeitures available to reduce future contributions.
PAYMENT OF BENEFITS: Upon termination of service with the Company, a participant will receive a lump-sum amount equal to the value of his or her vested account if the balance is under $1,000. If the participant’s balance is over $1,000 they may keep their account open and will be charged $100 per quarter for service fees.
LOAN PROVISIONS: Participants may borrow 50% of their vested account balance up to a maximum of $50,000 minus any loan amounts repaid in the last 12 months. The minimum loan request is $1,000 and interest is payable at the then prevailing prime interest rate plus 1.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
BASIS OF ACCOUNTING: The financial statements of the Plan are prepared under the accrual method of accounting.
INVESTMENT VALUATION AND INCOME RECOGNITION: The Plan’s investments are stated at fair value as estimated by the Plan’s trustee. If available, quoted market prices are used to value investments in registered investment companies. Common stock of DCB Financial Corp. (the “Corporation”) is listed on the over-the-counter bulletin board. The value of the Company’s common stock is based on the last known transaction prior to the date of each statement of net assets available for benefits. Stock price reflects inter-dealer prices, without retail mark-up, mark-down or commissions; and may not represent actual transactions.
Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.
ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates. A significant change may occur in the near term for the estimates of investment valuation.
PAYMENT OF BENEFITS: Benefits are recorded when paid.
(Continued)

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007
NOTE 3 — PLAN TERMINATION
Although it has not expressed any intent to do so, the Company has the right under the provisions of the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants would become 100% vested in their employer contributions.
NOTE 4 — INVESTMENTS
FAIR VALUE MEASUREMENTS
Effective January 1, 2008, the Plan adopted SFAS No. 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 has been applied prospectively as of the beginning of the period.
SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS 157 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
     The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities
Following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying balance sheet, as well as the general classification of such instruments pursuant to the valuation hierarchy.
Securities
Mutual Funds —These investments are valued using quoted prices in an active market and classified within level 1 of the valuation hierarchy.
DCB Financial common stock — DCB Financial Corp common stock units are held in a unitized fund and are comprised of cash and common stock in DCB Financial Corp. The underlying common stock is valued at the closing price of the common stock reported on the NASDAQ Stock Market LLC under the symbol “DCBF” and is classified within level 1 of the valuation hierarchy.
Loans to Participants —Loans to plan participants are valued at cost plus accrued interest, which approximates fair value and are classified within level 3 of the valuation hierarchy.

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007
The following table presents the fair value measurements of assets recognized in the accompanying balance sheet measured at fair value on a recurring basis and the level within the SFAS 157 fair value hierarchy in which the fair value measurements fall at December 31, 2008:

	Fair Value Measurements Using
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
		Assets	Inputs	Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

DCB Financial Common Stocks	$538,664	$538,664	$—	$—
Mutual Funds	$2,916,061	$2,916,061	$—	$—
Loans to Participants	$141,040	$—	$—	$141,040

	$3,595,765	$3,454,725	$—	$141,040
The table below sets forth a summary of changes in the fair value of the Plan’s Level 3 assets for the year ended December 31, 2008:

Balance, beginning of year	$166,914
Loan proceeds net of repayments	(25,874)

Balance, end of year	$141,040
The following table presents investments that represent 5% or more of the Plan’s net assets:

	2008		2007

INVESTMENTS AT FAIR VALUE AS DETERMINED
BY QUOTED MARKET PRICE:
ABN AMRO Income Plus Auto Cash Mgmt		$1,099,120	$	*
Davis NY Ventures		204,255		*
American Beacon LgCVI Pln		285,812		*
T Rowe Price Rtmt 2030		209,791		*
Columbia Acorn Z		372,763		*
Metro West Total Ret		202,398		*
Automated Cash Management Fund	$	*		$806,519
Federated Max Cap Fund		*		366,784
Federated Stock Trust Fund		*		331,448
Federated Stock and Bond Fund		*		336,990
Federated Kaufman Fund		*		411,126
Federated Equity Fund-Growth		*		272,581

INVESTMENTS AT ESTIMATED FAIR VALUE:
DCB Financial Corp common stock		538,664		964,986

*	Investment represents less than 5% of net assets at the specified date.

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007
The Plan’s investments (including investments bought, sold, as well as held during the year) depreciated by $1,530,221 as detailed below:

2008

Common stocks	$(440,485)
Mutual funds	(1,089,736)

$(1,530,221)

During 2008, the Plan earned $105,703 of dividend and interest income.
NOTE 5 — PARTY-IN-INTEREST TRANSACTIONS
Parties-in-interest are defined under Department of Labor (DOL) Regulations as any fiduciary of the plan, any party rendering services to the Plan, the employer, and certain others. The Delaware County Bank and Trust Company, the employer, serves as the Plan trustee and is the custodian of the Plan assets. Transactions during the year with parties-in-interest included investment in the employer’s common stock and contributions made by the employer.
At December 31, 2008, the Plan owned 60,866 shares of DCB Financial Corp common stock, valued at $8.85 per share for a total fair value of $538,664 and 118 shares of DCBF stock liquidity fund valued at $1 per share. DCB Financial Corp is deemed a party in interest. At December 31, 2007, the Plan owned 60,312 shares of DCB Financial Corp common stock, valued at $16.00 per share for a total fair value of $964,986. Expenses incurred in the administration of the Plan by the Trustee are paid by the Company on behalf of the Plan.
During the year ended December 31, 2008, the Plan purchased, transferred and sold or distributed to terminated participants shares of DCB Financial common stock, and received dividends on shares of DCB Financial common stock as follows:

2008
Number of shares purchased	12,652
Cost	$182,060
Average cost per share	$14.39

Number of shares sold or distributed	10,914
Fair value at sale or distribution	$149,518
Average fair value per share	$13.70

Dividends	$33,585
(Continued)

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007
NOTE 6 — TAX STATUS
The Internal Revenue Service has determined and informed the Company by letter dated November 19, 2001, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan Sponsor believes the Plan, as amended and restated, is operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax-exempt.
NOTE 7 — RISKS AND UNCERTAINTIES
The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the statement of net assets available for benefits.
NOTE 8 — CURRENT ECONOMIC CONDITIONS
The current economic environment presents employee benefit plans with unprecedented circumstances and challenges, which in some cases have resulted in large declines in the fair value of investments. The financial statements have been prepared using values and information currently available to the Plan.
Given the volatility of current economic conditions, the values of assets recorded in the financial statements could change rapidly, resulting in material future adjustments in the investment values that could negatively impact the Plan.

SUPPLEMENTAL INFORMATION

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
SCHEDULE H, LINE 4i — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2008
Name of plan sponsor: THE DELAWARE COUNTY BANK AND TRUST COMPANY
Employer identification number: 31-4376006
Three-digit plan number: 002

		(c)
		Description of
		Investment including
	(b)	Maturity Date, Rate of		(e)
	Identity of Issue	Interest, Collateral, Par	(d)	Current
(a)	or Borrower	or Maturity Value	Cost	Value
	American Beacon	American Beacon Lge Cap Value	@	$285,812
		Investment in 21,801 shares of a
		registered investment company
	Federated	Federated Automated Cash	@	1,099,120
		Investment in 1,099,120 shares of a
		registered investment company
	Columbia Acorn	Columbia Acorn Z Mid Cap Growth	@	372,763
		Investment in 21,048 shares of a
		registered investment company
	CRM	CRM Mid Cap Value	@	17,940
		Investment in 961 shares of a
		registered investment company
	Columbia	Columbia Small Cap Val I Z	@	289
		Investment in 9 shares of a
		registered investment company
	Manning & Napier	Manning & Napier World Import	@	125,173
		Investment in 21,288 shares of a
		registered investment company
	Keeley	Keeley Small Cap Value	@	150,019
		Investment in 9,192 shares of a
		registered investment company

*	Denotes parties-in-interest to the Plan.

@	Participant-directed investment. Cost basis disclosure not required.
(Continued)

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
SCHEDULE H, LINE 4i — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2008
Name of plan sponsor: THE DELAWARE COUNTY BANK AND TRUST COMPANY
Employer identification number: 31-4376006
Three-digit plan number: 002

		(c)
		Description of
		Investment including
	(b)	Maturity Date, Rate of		(e)
	Identity of Issue	Interest Collateral, Par	(d)	Current
(a)	or Borrower	or Maturity Value	Cost	Value
	Metropolitan West	Metropolitan West Total Ret Bd Investment in 22,464 shares of a registered investment company	@	202,398
	Columbia	Columbia Mid Cap Value Investment in 7,155 shares of a registered investment company	@	60,460
	Davis NY Venture	Davis NY Venture Investment in 8,648 shares of a registered investment company	@	204,255
	T Rowe Price	T Rowe Price Retirement 2010 Investment in 220 shares of a registered investment company	@	2,453
	T Rowe Price	T Rowe Price Retirement 2020 Investment in 67 shares of a registered investment company	@	743
	T. Rowe Price	T. Rowe Price Retirement 2030 Investment in 18,900 shares of a registered investment company	@	209,791
	T. Rowe Price	T. Rowe Price Retirement 2040 Investment in 2,170 shares of a registered investment company	@	23,934

*	Denotes parties-in-interest to the Plan.

@	Participant-directed investment. Cost basis disclosure not required.
(Continued)

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
SCHEDULE H, LINE 4i — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2008
Name of plan sponsor: THE DELAWARE COUNTY BANK AND TRUST COMPANY
Employer identification number: 31-4376006
Three-digit plan number: 002

		(c)
		Description of
		Investment including
	(b)	Maturity Date, Rate of		(e)
	Identity of Issue	Interest Collateral, Par	(d)	Current
(a)	or Borrower	or Maturity Value	Cost	Value
	T. Rowe Price	T. Rowe Price Retirement Income Investment in 25 shares of a Registered investment company	@	262
	American Funds	American Fds Growth Fd of America Investment in 3,311 shares of a registered investment company	@	67,286
	American Funds	American Fds American High Inc Investment in 3,637 shares of a registered investment company	@	28,438
	Royce Value Plus Service	Royce Value Plus Service Investment in 2,150 shares of a registered investment company	@	17,096
	Turner New Enterprise	Turner New Enterprise Investment in 12,297 shares of a registered investment company	@	47,711
*	DCB Financial Corp	DCBF Stock Liquidity Fund Liquidity Fund Investment in 118 shares of a registered investment company	@	118
*	DCB Financial Corp	DCB Financial Corp Common Stock Investment in 60,866 shares of common stock	@	538,664
	Participant Notes	Debt obligations of Plan participants with interest rates ranging from 5% to 9.25%		141,040

			Total	$3,595,765

*	Denotes parties-in-interest to the Plan.

@	Participant-directed investment. Cost basis disclosure not required.